UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CINEMARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

20-5490327
(I.R.S. Employer Identification Number)

3900 Dallas Parkway, Suite 500
Plano, TX 75063
972-665-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Cavalier
Senior Vice President-General Counsel & Secretary
3900 Dallas Parkway, Suite 500
Plano, Texas 75093
(972) 665-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Terry M. Schpok, P.C.
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Telephone: (214) 969-2800
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

SEC 1379(2-08)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered	offering price per unit (1)	aggregate offering price	registration fee
Common Stock, par value $0.001 per share	76,494,511	$8.98	$686,920,708.78	$38,330.18

(1)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share of the common stock to be registered hereunder has been calculated based on the average of the high and low sales prices of Cinemark Holdings, Inc.’s common stock on May 4, 2009, as quoted on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 6, 2009
PROSPECTUS
76,494,511 shares
Cinemark Holdings, Inc.
Common Stock

The selling stockholders named herein may offer and sell from time to time up to 76,494,511 shares of our common stock, par value $0.001 per share, or Common Stock, covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares. We will not receive any of the proceeds from the sales, but we will incur expenses in connection with the offering.
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.
Our Common Stock is traded on The New York Stock Exchange, or the NYSE, under the symbol CNK. On May 4, 2009 the last reported sale price of our Common Stock on the NYSE was $8.98 per share.
Investing in our Common Stock involves risks. See “Risk Factors” on page 4 of this prospectus and the risk factors that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, for information that you should consider before purchasing the securities offered by this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is                                         .

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.
     This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
     You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling stockholders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Common Stock.
     Unless the context otherwise requires, “Cinemark,” “the Company,” “registrant,” “we,” “us,” “our” and similar names refer to Cinemark Holdings, Inc. and our subsidiaries.
THE COMPANY
     We are a leader in the motion picture exhibition industry with 420 theatres and 4,846 screens in the U.S. and Latin America as of March 31, 2009. Our circuit is the third largest in the U.S. with 295 theatres and 3,814 screens in 39 states. We are the most geographically diverse circuit in Latin America with 125 theatres and 1,032 screens in 12 countries.
     Our principal executive offices are located at 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. The telephone number of our principal executive office is (972) 665-1000. We maintain a Web site at www.cinemark.com on which we post our key corporate governance documents, including our board committee charters and our code of business conduct and ethics. We do not incorporate the information on our Web site into this prospectus and participants should not consider any information on, or that can be accessed through, our Web site as part of this prospectus.
RISK FACTORS
     Our business is subject to significant risks. You should carefully consider the risks and uncertainties incorporated by reference in this prospectus, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superceded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus includes “forward-looking statements” based on our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to:
•	future revenues, expenses and profitability;

•	the future development and expected growth of our business;

•	projected capital expenditures;

•	attendance at movies generally or in any of the markets in which we operate;

•	the number or diversity of popular movies released and our ability to successfully license and exhibit popular films;

•	national and international growth in our industry;

•	competition from other exhibitors and alternative forms of entertainment; and

•	determinations in lawsuits in which we are defendants.
     You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in “Risk Factors” and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained in this prospectus. Forward-looking statements contained in this prospectus reflect our view only as of the date of this prospectus. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. The Company will not receive any of the proceeds from these sales. The Company will pay the costs, expenses and fees incurred in connection with the registration under the Securities Act of the offered shares.
DETERMINATION OF OFFERING PRICE
     This offering is being made solely to allow the selling stockholders to offer and sell shares of our Common Stock to the public. The selling stockholders may offer for resale some of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our Common Stock, as quoted on the NYSE on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.

SELLING SECURITY HOLDERS
     This prospectus relates to the resale from time to time of up to a total of 76,494,511 shares of Common Stock by the selling stockholders. The following table sets forth information with respect to the current beneficial ownership of the selling stockholders, the number of shares of Common Stock being offered hereby by each selling stockholder and information with respect to shares to be beneficially owned by each selling stockholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our Common Stock outstanding as of April 30, 2009.
     The selling stockholders have not, except as described in the footnotes below, held any position or office or had any other material relationship with us within the past three years, other than their ownership of shares of our Common Stock as described below and the issuance of the shares described in this prospectus.

				Shares Beneficially
	Shares Beneficially			Owned After Completion
	Owned Prior to Offering		Shares Offered Hereby	of Offering (1)
Name	Number	Percentage	Number	Number	Percentage

Madison Dearborn Capital Partners IV, L.P. (2)	49,881,014	45.65%	49,881,014	—	—

Syufy Enterprises LP (3)	8,172,096	7.48%	8,172,096	—	—

Quadrangle Capital Partners LP (4)	3,384,500	3.09%	5,341,206	—	—

Quadrangle Capital Partners A LP (4)	1,368,036	1.25%	1,368,036	—	—

Quadrangle (Cinemark) Capital Partners LP (4)	393,293	0.36%	393,293	—	—

Quadrangle Select Partners LP (4)	195,377	0.18%	195,377	—	—

Lee Roy Mitchell (5)	6,703,750	6.13%	6,681,100	22,650	0.02%

The Mitchell Special Trust (6)	6,419,095	5.87%	6,419,095	—	—

(1)	Assumes that each selling stockholder disposes of all the shares of Common Stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of their shares covered by this prospectus.

(2)	The shares beneficially owned by Madison Dearborn Capital Partners IV, L.P., or MDCP, were acquired by MDCP in connection with the MDP Merger. The MDP Merger refers to the transaction on April 2, 2004 pursuant to which an affiliate of Madison Dearborn Partners, LLC, or MDP, acquired approximately 83% of the capital stock of Cinemark, Inc, one of our wholly-owned subsidiaries. In the transaction, a newly-formed subsidiary owned by an affiliate of MDP was merged with and into Cinemark, Inc. with Cinemark, Inc. continuing as the surviving corporation. On August 2, 2006, the Company was formed in connection with the planned acquisition of Century Theatres, Inc., or Century Theatres, by Cinemark USA, Inc. pursuant to a stock purchase agreement, dated August 7, 2006. The acquisition of Century Theatres was completed on October 5, 2006 pursuant to a Contribution and Exchange Agreement, dated August 7, 2006, among the then stockholders of Cinemark, Inc., whereby the parties exchanged their shares of Class A common stock of Cinemark, Inc. for shares of Common Stock of the Company. The shares beneficially owned by MDCP may be deemed to be beneficially owned by Madison Dearborn Partners IV, LP, or MDP IV, the sole general partner of MDCP. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDCP that has the power, acting by majority vote, to vote or dispose of the shares beneficially held by MDCP. Benjamin Chereskin, a current director of the Company, is a limited partner of MDP IV and a Managing Director and Member of MDP (the general partner of MDP IV), and therefore may be deemed to share beneficial ownership of the shares beneficially owned by MDCP. Vahe Dombalagian, a current director of the Company, is a limited partner of MDP IV and a Managing Director of MDP, and therefore may be deemed to share beneficial ownership of the shares beneficially owned by MDCP. Messrs. Canning, Finnegan, Mencoff, Chereskin and Dombalagian and MDP IV each hereby disclaims any beneficial ownership of any shares beneficially owned by MDCP.

(3)	Raymond Syufy, a current director of the Company, and Joseph Syufy, a former director of the Company, are executive officers of the general partner of Syufy Enterprises LP and they may therefore be deemed to share beneficial ownership of the 8,172,096 shares owned by Syufy Enterprises LP. Raymond Syufy and Joseph Syufy each expressly disclaims beneficial ownership of the shares owned by Syufy Enterprises LP. Our subsidiary, Century Theatres, leases 23 theatres and two parking facilities from Syufy Enterprises LP or affiliates of Syufy Enterprises LP.

(4)	The shares beneficially owned by Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP were acquired from MDCP in December 2004. Peter Ezersky, a current director of the Company, is a Managing Member of Quadrangle GP Investors LLC, which is the general partner of Quadrangle GP Investors LP. Quadrangle GP Investors LP is the general partner of Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP, and he may therefore be deemed to share beneficial ownership of the 3,384,500 shares owned by Quadrangle Capital Partners LP, the 195,377 shares owned by Quadrangle Select Partners LP, the 1,368,036 shares owned by Quadrangle Capital Partners A LP and the 393,293 shares owned by Quadrangle (Cinemark) Capital Partners LP. Mr. Ezersky expressly disclaims beneficial ownership of the shares owned by Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP.

(5)	Lee Roy Mitchell has served as the Chairman of the Board of the Company since March 1996 and as a director since our inception in 1987. Mr. Mitchell served as our Chief Executive Officer from our inception until December 2006.

(6)	Lee Roy Mitchell is co-trustee of The Mitchell Special Trust.

PLAN OF DISTRIBUTION
     We are registering 76,494,511 shares of our Common Stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” include the selling stockholders named in the table in the “Selling Security Holders” section above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
     The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•	on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.
     The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by each of the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Common Stock on the NYSE.
     The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
     The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Common Stock, including liabilities arising under the Securities Act. Under the Registration Agreement dated August 7, 2006, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Common Stock, including certain liabilities arising under the Securities Act.

Under the Registration Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Common Stock.
     The selling stockholders have advised us that none of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its respective shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.
     In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.
     The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Common Stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
     To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Common Stock under this prospectus, the selling stockholder may sell the shares of Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 13, 2009;

(2)	Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders, filed on March 25, 2009;

(3)	Current Report on Form 8-K, filed on February 26, 2009 and

(4)	A description of our Common Stock contained in the registration statement on Form 8-A, filed with the SEC on April 9, 2007.
     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Michael D. Cavalier, Cinemark Holdings, Inc., 3900 Dallas Parkway, Suite 500, Plano, Texas 75093; telephone number (972) 665-1000.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Exchange Act and file proxy statements and annual reports, quarterly reports, current reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available free of charge at the SEC’s Web site at www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the shares of Common Stock being offered by the selling stockholders. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained or incorporated by reference in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC.
LEGAL MATTERS
     The validity of the shares of Common Stock offered pursuant to this prospectus will be passed upon by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas.
EXPERTS
     The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Cinemark Holdings Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The financial statements of National CineMedia, LLC, incorporated in this prospectus by reference from the Cinemark Holdings, Inc.’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is also incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an itemization of all expenses incurred, all of which we will pay, in connection with the issuance and distribution of the Common Stock being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fees	$38,330.18
Printing Expenses	$5,000.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$15,000.00

Total	$83,330.18

Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:
     (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders;
     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or
     (4) for any transaction from which the director derived an improper personal benefit.
     Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such.

     Our amended and restated certificate of incorporation provides that we may, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law and contains provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.
     Our amended and restated certificate of incorporation and amended and restated bylaws provide that:
•	we are required to indemnify our directors and officers, subject to very limited exceptions;

•	we may indemnify other employees and agents, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding, subject to very limited exceptions; and

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding.
     The indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
     We have obtained an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.
Item 16. Exhibits.
   See Index to Exhibits, attached hereto.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser,
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 6, 2009.

CINEMARK HOLDINGS, INC.
By:	/s/ Alan W. Stock
Alan W. Stock
Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of the registrant hereby constitute and appoint Michael Cavalier and Robert Copple and each of them his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement filed herewith and any and all amendments (including post effective amendments) to this registration statement, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the listed capacities on May 6, 2009:

Name	Title

/s/ Lee Roy Mitchell Lee Roy Mitchell	Chairman of the Board and Director

/s/ Alan W. Stock Alan W. Stock	Chief Executive Officer (principal executive officer)

/s/ Robert Copple Robert Copple	Executive Vice President; Treasurer and Chief Financial Officer (principal financial and accounting officer)

/s/ Benjamin D. Chereskin Benjamin D. Chereskin	Director

/s/ Vahe A. Dombalagian Vahe A. Dombalagian	Director

/s/ Peter R. Ezersky Peter R. Ezersky	Director

Name	Title
/s/ Enrique F. Senior Enrique F. Senior	Director

/s/ Carlos M. Sepulveda Carlos M. Sepulveda	Director

/s/ Donald G. Soderquist Donald G. Soderquist	Director

/s/ Roger T. Staubach Roger T. Staubach	Director

/s/ Raymond W. Syufy Raymond W. Syufy	Director

/s/ Steven P. Rosenberg Steven P. Rosenberg	Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit No. 3.1 to Amendment No. 2 to the registration statement on Form S-1 filed with the SEC on April 9, 2007, File No. 333-140390).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit No. 3.2 to Amendment No. 2 to the registration statement on Form S-1 filed with the SEC on April 9, 2007, File No. 333-140390).

4.3	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit No. 3.2(B) to Amendment No. 4 to the registration statement on Form S-1 filed with the SEC on April 19, 2007, File No. 333-140390).

4.4	Registration Agreement, dated August 7, 2006 (incorporated by reference to Exhibit No. 4.5 to the registration statement on Form S-1 filed with the SEC on February 1, 2007, File No. 333-140390).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to Amendment No. 2 to the registration statement on Form S-1 filed with the SEC on April 9, 2007, File No. 333-140390).

*5	Opinion of Akin Gump Strauss Hauer & Feld LLP.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5 filed herewith).

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of National CineMedia, LLC.

*24.1	Powers of Attorney (included on signature page hereto).

*	Filed herewith.